3Q 2025 Investor Presentation October 30, 2025

2 Safe Harbor The information contained in this investor presentation may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements can sometimes be identified by Arrow's use of forward- looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend." These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication, because of various factors, including changes in economic conditions or interest rates, credit risk, inflation, tariffs, cybersecurity risks, changes in FDIC assessments, bank failures, difficulties in managing the Arrow’s growth, competition, changes in law or the regulatory environment, and changes in general business and economic trends. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This document should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”), other filings with the SEC, and the third quarter 2025 earnings release issued October 30, 2025. This presentation makes use of certain non-GAAP terms and metrics commonly accepted and widely used within the banking industry. Please refer to the Appendix to this presentation for a reconciliation of any non-GAAP measures.

3 Table of Contents • 3Q 2025 Results and Performance Metrics • Non-Interest Income/Expense • Loans • Deposits/Funding Sources • Credit Quality • Investments • Capital Actions and Ownership • Overview and History

3Q 2025 Results

5 3Q25 Summary Return on Average Assets 1.16% Earnings Per Share $0.77 FTE NIM1 3.24% vs. 3.16% in 2Q Return on Average Equity 12.32% Efficiency Ratio1 of 59.6% Tangible Book Value (TBV1) per Share $23.85 Accelerating NIM expansion through Y/E Very low NPLs – majority of which are making payments In July 2025, successfully completed the system conversion and operational merger of our two bank subsidiaries (“Unification”) 1Non-GAAP measure. See reconciliation in Appendix

6 3Q25 Highlights  Net income of $12.8 million; $0.77 EPS, an increase of over 18% over 2Q25  YTD Net Income of $29.9 million; $1.80 EPS  Residual unification spend in 3Q25 of $600k (-$0.03 EPS); YTD $2.3 million (-$0.11 EPS)  FTE NIM of 3.24% vs. 3.16% for 2Q25; YTD NIM of 3.16%1  ROA of 1.16%; YTD 0.92%  Unification spend negatively impacted ROA by 4bps for 3Q25 and 5bps YTD  TBV per share increased to $23.85, an increase of 2.7% from the previous quarter  Net charge-offs were 0.10% for 3Q25  Efficiency Ratio improved to 59.6%  Loan growth of 2% (annualized)  Approximately $2.0B of deposits subject to repricing with rate cuts (see p. 8)  Repurchased $1.4M shares (~53K shares at avg. cost of $26.87/share); YTD $9.9M (~377.5K shares at an average cost of $26.32/share)  Received preliminary court approval of negotiated settlement in the Shareholder Derivative Complaint described in previous SEC filings. No material financial impact to results of operations or financial position Financial information provided in this document is unaudited 1Non-GAAP measure. See reconciliation in Appendix

7 3Q 2025 YTD 2025 EPS $0.77 $1.80 FTE Net Interest Margin1 3.24% 3.16% Profitability Net Revenue $42.8 million $122.2 million Return on Average Assets (ROA) 1.16% 0.92% Return on Average Equity (ROE) 12.32% 9.81% $3.4 billion in gross loans 83.95% loan-to-deposit ratio Balance Sheet $4.1 billion in deposits 6.63% wholesale funding ratio 0.99% Allowance for Credit Losses (ACL) 0% digital deposits $23.85 Fully Diluted Tangible Book Value per Share1 Capital 8.60% Tangible Common Equity (TCE1) Ratio 2025 Reported Results & Key Metrics Unification Impact 3Q YTD ROA - 4 bps - 5 bps ROE - 45 bps - 58 bps TBV - $0.03 - $0.11 TCE - 1 bp - 4 bps 1Non-GAAP measure. See reconciliation in Appendix

8 Net Interest Margin 1 1Yield includes the impact of deferred fees and amortization of loan origination costs 2.63% 2.55% 2.55% 2.62% 2.69% 2.79% 2.85% 3.08% 3.16% 3.24% 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 All NIM 2024 and beyond presented on a fully taxable equivalent basis (FTE2) 2.67% 2.62% 2.69% 2.79% 2.85% 3.08% 3.16% 3.24% 4.62% 5.01% 5.17% 5.27% 5.30% 5.30% 5.36% 5.43% 1.43% 2.06% 2.12% 2.12% 2.15% 1.96% 1.96% 1.95% 2023 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 NIM Average Loan Yield for the Period Shown Cost of Deposits Strong NIM expansion expected from additional rate cuts  Liability sensitive balance sheet  Approximately $2 billion of deposits subject to repricing 2Non-GAAP measure. See reconciliation in Appendix

3Q 2025 Consolidated Financial Statements

Linked Quarter and Comparative YTD

UNAUDITED
Dollars in millions, except per share data

Income Statement	3Q25	2Q25	Fav/(Unfav) Var[1]
Total Interest Income	$ 53.6	$ 51.6	2.0
Total Interest Expense	19.5	19.0	(0.5)
Net Interest Income	34.1	32.6	1.5
Non-Interest Income	8.7	7.6	1.1
Non-Interest Expense	25.4	25.6	0.2
Pre-Tax, Pre-Provision Net Revenue	$ 17.4	$ 14.6	2.8
Provision for Credit Losses	$ 0.8	$ 0.6	(0.2)
Pre-Tax Income	$ 16.6	$ 14.0	2.6
Income Tax Expense	$ 3.8	$ 3.1	(0.7)
Reported Net Income	$ 12.8	$ 10.9	1.9
EPS	$ 0.77	$ 0.65	0.12

Income Statement	YTD 3Q25	YTD 3Q24	Fav/(Unfav) Var[1]
Total Interest Income	$ 155.5	$ 144.1	11.4
Total Interest Expense	57.5	62.1	4.6
Net Interest Income	98.0	82.0	16.0
Non-Interest Income	24.1	23.8	0.3
Non-Interest Expense	77.1	71.4	(5.7)
Pre-Tax, Pre-Provision Net Revenue	$ 45.0	$ 34.4	10.6
Provision for Credit Losses	$ 6.4	$ 2.3	(4.1)
Pre-Tax Income	$ 38.6	$ 32.1	6.5
Income Tax Expense	$ 8.7	$ 6.9	(1.8)
Reported Net Income	$ 29.9	$ 25.2	4.7
EPS	$ 1.80	$ 1.50	0.30

[1]Variances are rounded based on actual whole dollar amounts

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10 3Q 2025 Consolidated Financial Statements 1 Variances rounded based on actual whole dollar amounts UNAUDITED Dollars in millions, except per share data Linked Quarter Balance Sheet 3Q25 2Q25 4Q24 3Q25 vs 2Q251 3Q25 vs 4Q241 Cash & Cash Equivalents $ 397.4 $ 268.4 $ 154.5 129.0 242.9 Investment Securities 558.4 528.4 570.8 30.0 (12.4) Loans Receivable, net 3,407.9 3,390.6 3,360.9 17.3 47.0 All Other Assets 223.4 227.3 220.1 (3.9) 3.3 Total Assets $ 4,587.1 $ 4,414.7 $ 4,306.3 172.4 280.8 Total Deposits $ 4,100.0 $ 3,929.3 $ 3,827.9 170.7 272.1 Total Borrowings 29.2 33.6 33.6 (4.4) (4.4) Other Liabilities 40.2 43.3 43.9 (3.1) (3.7) Total Liabilities $ 4,169.4 $ 4,006.2 $ 3,905.4 163.2 264.0 Stockholders' Equity $ 417.7 $ 408.5 $ 400.9 9.2 16.8 Total Liabilities & Stockholders' Equity $ 4,587.1 $ 4,414.7 $ 4,306.3 172.4 280.8

Non-Interest Income/Expense

12 3Q 2025 Non-Interest Income • Wealth Management assets under management (AUM) increased by ~$106 million YTD  Net account activity – new business less closed accounts – increased YTD AUM by ~$29 million  Market performance increased YTD AUM by ~$77 million • Insurance revenue up YoY  100% retention of acquired A&B Agency, Inc. (July ‘24) book of business through 3Q25  Benefit from rising premiums • Other Income benefitting from increased gains on loan sales and a positive valuation adjustment to an equity position Dollars in thousands September 30, 2025 June 30, 2025 September 30, 2024 Fees for Other Services to Customers $ 2,857 $ 2,787 $ 2,881 Fiduciary Activities/Wealth Management 2,600 2,398 2,429 Insurance Commissions 1,986 1,804 1,955 Other Operating Income 1,273 620 868 Total Non-Interest Income $ 8,716 $ 7,609 $ 8,133 Three Months Ended

13 3Q 2025 Non-Interest Expense • 3Q25 and 2Q25 included Unification expenses of ~$600K and ~$1.1M, respectively • Unification expenses primarily comprised of project management (legal & professional) and information technology costs related to the July 2025 system conversion and operational merger Dollars in thousands September 30, 2025 June 30, 2025 September 30, 2024 Compensation & Benefits $ 14,339 $ 14,086 $ 13,446 Occupancy & Equipment 1,907 1,952 1,754 Data Processing & Technology 4,963 5,589 4,692 Advertising & Contributions 438 419 305 Legal & Professional 1,030 972 1,155 FDIC Assessment 634 649 698 All Other Expenses 2,156 1,985 2,050 Total Non-Interest Expense $ 25,467 $ 25,652 $ 24,100 Three Months Ended

14 Operating Expenses — Efficiency Trends 68.8% 67.7% 66.5% 63.4% 59.6% 2023 2024 1Q 2025 2Q 2025 3Q 2025  Operating efficiency trends on the right track  Generating positive core operating leverage  Ongoing expense reviews  Non-core items in rear-view mirror (Unification)  Operating expenses to benefit (cost reduction/avoidance) from post-unification cost savings  YTD Efficiency Ratio1 is 63.1%; excluding unification expenses YTD Efficiency Ratio would be 61.2% 1Non-GAAP measure. See reconciliation in Appendix

Loans

16 Commercial (C&I)1 11.2% Commercial Real Estate (CRE) 17.3% Consumer 31.7% Residential Real Estate (RRE) 39.8% Loans • 3Q25 loan growth of ~$17M or 2.0% (annualized) • YTD loan growth ~$62M, or 2.4%, excluding $15M reduction due to 1Q credit event3 • MTD Oct 2025 loan growth of $7MM; ahead of 3Q25 and YTD pace • Portfolio exit rates2 increased 5bps from 2Q25 and 16bps vs. 4Q24 • Origination rates exceeded exit rates in 3Q25, driving NIM expansion • No single relationship represents more than ~1.75% of total loans Loan Portfolio ~ $3.44 billion 1Commercial (C&I) includes owner-occupied real estate loans. 2Loan exit rate is the point in time rate in effect at the end of the reporting period 3Refer to 1Q25 Investor Presentation for more information on 1Q credit event RRE and total loans do not include FV hedge adjustments 3Q Exit Rate2 3Q Originations Consumer 6.61% 6.66% Commercrial Real Estate (CRE) 5.27% 6.62% Commercial (C&I) 5.55% 5.80% Residential Real Estate (RRE) 4.85% 6.45% Quarterly Loan Rates $3.33 $3.39 $3.41 $3.42 $3.44 5.27% 5.30% 5.30% 5.36% 5.43% 3Q24 4Q24 1Q25 2Q25 3Q25 Loan Balance Average Loan Portfolio Yield for the Periods Shown Dollars in billions

Loan Portfolios – Key Attributes as of 9/30/25

Consumer

- Auto loans sourced through a network of >500 dealers in NY and VT with customers extending beyond those states
- Loans are underwritten/credit scored by Arrow
- >73% of auto loan balances have FICO scores >700
- Less than 5% have FICO scores <620
- Average portfolio FICO score is 742; Average debt to income ratio ~31%; average LTV is 88%
- ~26% new, ~74% used vehicles exposure
- Portfolio turns every ~36 months, or ~$35M per month

Residential Real Estate

- One-to-four family RRE secured by first or second mortgages on residences and home equity lines located in our market area
- LTV generally does not exceed 80% at time of origination (lower of purchase price or appraised value)
- As of September 30, ~$118 million, or ~9%, of RRE loans are either variable-rate or fixed-rate loans that reprice within 12 months

CRE and C&I

- CRE concentration ratio of ~135% of risk-based capital
- CRE excludes owner-occupied real estate loans
- CRE loans extended to businesses/borrowers primarily located in our regional market area
- No CRE exposure to large metropolitan areas – e.g. NYC
- As of September 30, 2025:
  - Non-owner occupied Office exposure accounted for <7% of CRE and ~1% of total loans
  - Non-owner occupied Retail exposure accounted for <13% of CRE and ~2% of total loans outstanding
  - Total Hotels and Motels exposure accounted for <27% of CRE and <5% of total loans outstanding
  - ~$172 million, or ~29%, of CRE loans are variable-rate loans or are fixed-rate loans that reprice within 12 months
- C&I loans extended to businesses/ borrowers primarily located in our regional market area
- As of September 30, ~$88 million, or ~23%, of C&I loans are either variable-rate loans or fixed-rate loans that reprice within 12 months

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Deposits/Funding Sources

19 Deposit Balances – Excl. Brokered CDs 27.0% 27.2% 28.0% 26.4% 27.4% 27.9% 24.3% 23.3% 22.7% 25.2% 23.6% 25.3% 48.7% 49.5% 49.3% 48.4% 49.0% 46.8% 2022 2023 2024 1Q 2025 2Q 2025 3Q 2025 Non-Municipal Municipal Business Dollars in billions $3.50 $3.51 $3.56 $3.67 $3.63 $3.80 1Q and 3Q 2025 deposit balances reflect seasonal surge of municipal deposits

20 Deposit Balances – Excl. Brokered CDs 23.9% 21.5% 19.8% 19.0% 20.3% 20.3% 28.5% 22.8% 22.8% 25.2% 24.4% 25.7% 41.6% 41.8% 42.7% 41.8% 40.9% 40.2% 6.0% 13.9% 14.7% 14.0% 14.4% 13.8% 2022 2023 2024 1Q 2025 2Q 2025 3Q 2025 Time Deposits Savings Deposits Interest-Bearing Checking Noninterest-Bearing Dollars in billions $3.50 $3.51 $3.56 $3.67 $3.63 $3.80 Interest-bearing checking includes the impact of seasonal municipal deposits

21 Funding Sources and 3Q 2025 Exit Rates • Continued strong pricing discipline • 6-month CD special repricing to 3.50% APY by the end of October • 14-month CD special repricing to 3.30% APY by the end of October • FRB rate cuts will lead to further deposit rate decreases Dollars in millions Balance Rate Balance Rate Balance Rate Balance Rate Demand (Non-Interest Bearing) $ 294 0.00% $ 453 0.00% $ 24 0.00% $ 771 0.00% Interest Bearing Checking 310 0.09% 297 2.90% 370 0.34% 978 1.04% Savings and Money Market 745 1.43% 265 2.39% 516 3.74% 1,526 2.38% Time Deposits 428 3.40% 45 3.61% 52 2.59% 525 3.34% Retail Deposits $ 1,777 1.44% $ 1,060 1.56% $ 963 2.27% $ 3,800 1.68% Brokered CDs - Net of Swap Effect 300 3.91% Total Deposits $ 1,777 1.44% $ 1,060 1.56% $ 963 2.27% $ 4,100 1.85% Other Borrowings 9 1.98% Junior Subordinated Obligations - TRUPS 20 3.43% Total Deposits and Borrowings $ 1,777 1.44% $ 1,060 1.56% $ 963 2.27% $ 4,129 1.85% Consumer Business Municipal Total

22 Retail Deposit Analysis Balance Exit Rate Balance Exit Rate Balance Exit Rate Demand (Non-Interest Bearing) $771 0.00% $736 0.00% $35 0.00% Interest Bearing Checking $978 1.04% $884 1.10% $94 -0.06% Savings and Money Market $1,526 2.38% $1,485 2.48% $41 -0.10% Time Deposits $525 3.34% $524 3.36% $1 -0.02% Total $3,800 1.68% $3,629 1.77% $171 -0.08% 3Q 2025 2Q 2025 Variance • Disciplined pricing continues to favorably impact retail deposit (exit) rates • Growth in Demand Deposit balances benefitting from new commercial account wins • Variance in interest bearing checking primarily due to increase in seasonal municipal deposits 3Q vs 2Q Dollars in millions

Credit Quality

24 Credit Quality 0.66% 0.64% 0.66% 0.62% 0.56% 0.19% 0.18% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 Non-Performing Loans (NPL) / Gross Loans Dollars in millions  YTD Annualized charge-offs were 23bps  YTD charge-offs are 8bps excluding the 1Q25 credit event1  3Q25 NCO was 10bps  Allowance for credit losses to loans is 0.99%  Allowance to NPL coverage of 542%  Over $4 million of non-performing loans are currently making payments $21.4 $21.1 $21.9 $21.0 $19.0 $6.4 $6.3 1Refer to 1Q25 Investor Presentation for more information on 1Q credit event Financial information provided in this document is unaudited

25 Delinquent Loan Trends 0.43% 0.45% 0.51% 0.68% 0.57%0.58% 0.62% 0.76% 0.56% 0.61% 0.60% 0.60% 0.53% 0.58% 0.63% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 Delinquent Loans to Total Loans – Excl. $15M CRE Loan Participation Delinquency trends remain benign – Q4 historically elevated Delinquent loans are defined as being past due no more than 89 days and still accruing interest

26 Allowance for Credit Losses $33,598 ($5,850) $5,850 $578 $34,176 4Q 2024 Net Charge-Offs Net Charge-Offs Loan Growth & Model Calculation 3Q 2025 YTD 2025 Allowance for Credit Loss Walk Provision for Credit Losses $6.4M  In 2Q25, new Loss Drivers implemented for CECL model - resulting in > $2 million reallocation of allowance from residential portfolio to the commercial portfolios  Net charge-offs include $3.75 million (EPS $0.17) related to the 1Q25 credit event1 1Refer to 1Q25 Investor Presentation for more information on 1Q credit event Financial information provided in this document is unaudited Dollars in thousands

Investments

28 • During 3Q25 book yield increased 18bps to 3.29% while portfolio duration was 3.29 years • YTD sub-debt purchases total $13.5M with a yield of 7.30% and an avg. remaining life of < 5 years • Overall unrealized losses are ~3.6% of the investment portfolio Investment Portfolio – AFS and HTM 1 1 Unrealized Gain/(Loss) on HTM for informational purposes only – not reflected in OCI Dollars in thousands September 30, 2025 200 568,553$ 547,834$ 2.71% 4.87% 3.36% 3.29% (387) 0 (493)$ Expected Run-Off by EOY 0 14,963 129 3.87 Wtd Avg Remaining Life 1.47 4.49 3.63 4,855 382 5,804$ 2.27 9.42 4.22 1.20 1.61 1.05 0.82 1.00 0 0 40,092$ 367$ 2.38% 2.57% 62,251$ Agency MBS Agency CMO Municipal Municipal - Local Total HTM 38,292 62,744$ (56)$ (50) Category 45,896$ 6,330 6,147 (183) 3.57% 362,001 339,973 (22,028) 2.83% Unrealized Gain / (Loss)1 Book Yield 2.92% Current Book Value 25,000 Total Investments US Agencies 200 14,000 505,809$ 2,941$ Agency MBS (20,719)$ Market Value 24,728 38,679 19,402 1,722 1,672 19,402 200 14,189 485,583$ 2,885$ 98,278$ 100,346$ 2,068$ 4.48% 3.26 25,000$ (272) Agency CMO Municipal - Local Other Total AFS US Treasuries 7.02% 6.79% 3.28% 0 189 (20,226)$ 1.50 1.00 0.82 0.97 3.29 Duration 2.96 1.42 3.83 3.25 2.27 5.34 3.57 1.15

Capital Actions and Ownership

Capital & Ownership

- Declared 4Q25 Dividend of $0.29 per share; 48th consecutive quarter of dividends
- YTD 2025 Share Repurchase Activity
  - YTD, ~$9.9M of stock repurchases
    - ~377.5K shares at an average price of $26.32
  - 3Q25, ~$1.4M of stock repurchases
    - ~52.9K shares at an average price of $26.87
  - $5.1 million remaining under current repurchase authorization
- Stock Ownership as of September 30, 2025
  - Approximately 16.5M shares outstanding:
    - Management – Approximately 0.5%
    - Directors – Approximately 1%
    - Employees – Approximately 5%

      a) Employee Stock Ownership Plan, b) Employee Stock Purchase Plan and c) Equity Incentives
    - The above percentages do not include approximately 55K in unvested restricted stock awards
- 3Q Insider Activity
  - Management & Directors increased their holdings by ~22K shares/~$600K

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31 $22.40 $1.81 ($0.85) ($0.13) $0.62 $23.85 4Q 2024 Net Income Dividends AOCI Stock Repurchases 3Q 2025 2025 TBV / Share Walk Fully Diluted Tangible Book Value (TBV1) TBV growth driven by strong earnings and improved AOCI marks  3Q25 TBV growth of 2.7%  YTD TBV growth of 6.5%; 8.6% annualized 1Non-GAAP measure. See reconciliation in Appendix

32 Capital Position 9.66% 13.07% 13.71% 14.86% 8.60% 9.64% 12.73% 13.37% 14.51% 8.72% 4.00% 4.50% 6.00% 8.00% 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% 16% Tier 1 Leverage Ratio Common Equity Tier 1 Capital Tier 1 Risk-Based Capital Total Risk-Based Capital Tangible Common Equity Capital Ratios – Arrow Financial Corporation1 Minimum Regulatory Capital Ratios 2Q 2025 3Q 2025 1 Regulatory capital ratios are estimated, subject to finalization as part of the current quarter Call Report  TCE negatively impacted by ~20bps due to seasonal municipal deposit growth  Negative impact expected to reverse in 4Q25 2Non-GAAP measure. See reconciliation in Appendix 2

33 Capital Position 9.24% 13.16% 13.16% 14.31% 9.26% 12.93% 12.93% 14.07% 4.00% 4.50% 6.00% 8.00% 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% 16% Tier 1 Leverage Ratio Common Equity Tier 1 Capital Tier 1 Risk-Based Capital Total Risk-Based Capital Capital Ratios – Arrow Bank1 Minimum Regulatory Capital Ratios 2Q 2025 3Q 2025 1 Regulatory capital ratios are estimated, subject to finalization as part of the current quarter Call Report Strong Regulatory Capital Ratios

Overview and History

35 Financial Snapshot 2019 2020 2021 2022 2023 2024 YTD 2025 Total assets $3,184,275 $3,688,636 $4,027,952 $3,969,509 $4,169,868 $4,306,348 $4,587,115 Loans $2,386,120 $2,595,030 $2,667,941 $2,983,207 $3,212,908 $3,394,541 $3,442,009 Loan-to-deposit ratio 91.2% 80.2% 75.1% 85.3% 87.1% 88.7% 84.0% ROA 1.24% 1.17% 1.28% 1.21% 0.74% 0.70% 0.92% Efficiency ratio1 57.08% 52.80% 54.16% 54.26% 68.81% 67.68% 63.06% Net non-interest expense/avg assets 2.22% 2.02% 2.00% 2.01% 2.28% 2.27% 2.36% NIM 3.05% 2.99% 2.97% 3.03% 2.65% 2.72% 3.15% AFC Tier 1 Leverage Ratio 9.98% 9.07% 9.20% 9.80% 9.84% 9.60% 9.66% ROE 13.17% 12.77% 14.09% 13.55% 8.29% 7.72% 9.81% TBV1 per share $16.48 $18.32 $20.41 $19.37 $21.06 $22.40 $23.85 Net interest income $88,049 $99,202 $110,355 $118,343 $104,832 $111,732 $98,021 Net income $37,475 $40,827 $49,857 $48,799 $30,075 $29,711 $29,940 EPS $2.23 $2.41 $2.92 $2.86 $1.77 $1.77 $1.80 Dollars in thousands, except per share amounts 1Non-GAAP measure. See reconciliation in Appendix

36 Our Profile • Bank holding company • Arrow Bank National Association • Upstate Agency, LLC • Wealth Management Services • $4.6 billion in assets • ~600 employees • Primary service area population of more than 1.1 million Insurance Offices Bank Branches 938

37 Our History 1851 Glens Falls Bank opened for business in a newly constructed building on Ridge Street 1932 Changed name to Glens Falls National Bank and Trust Company 1949 Broke ground at 250 Glen Street — our current headquarters 1981 Glens Falls National Bank went public on NASDAQ as GFAL 1983 Formed Arrow Bank Corporation (now Arrow Financial Corporation) and trading began on NASDAQ as AROW

38 Our History 1988 Formed Saratoga National Bank and Trust Company and expanded footprint 1999 Surpassed $1 billion in assets 2004 Bought first insurance agency 2001 Added to the Russell 2000 Index 2021 Topped $4 billion in assets 2018 Consolidated our insurance business into the Upstate Agency brand 2012 Reached $2 billion in assets 2024 Unified banking subsidiaries to form Arrow Bank National Association

39 President and Chief Executive Officer Mr. DeMarco joined the Company in 1987 as a commercial lender and since that time has served in positions of increasing responsibility within the organization. In 2012, he was named President and CEO of Saratoga National Bank, now named Arrow Bank. In May 2023, he was named President and CEO of Arrow Financial Corporation and Glens Falls National Bank, now named Arrow Bank. He holds a bachelor’s degree in finance from the University of Texas at Austin. Mr. DeMarco is a graduate of the Adirondack Regional Chamber of Commerce’s Leadership Program and the Stonier Graduate School of Banking. He serves as a Director of the Company and Arrow Bank and sits on the boards of various non-profits dedicated to healthcare and economic development. David S. DeMarco, President and CEO

40 Experienced Leadership Team Mr. Ivanov joined the Company in 2023 with more than 30 years of experience in Financial Planning & Analysis, Controllership, SOX, Financial Reporting and Treasury. Mr. Ivanov previously served as CFO for Bankwell Financial Group, helping it almost double in size over six-plus years to $3.3 billion. He has held CFO positions at Darien Rowayton Bank and for Doral Bank’s U.S. Operations. He began his career with Ernst & Young and held accounting/ finance positions at PepsiCo, GE Capital and Bridgewater Associates. Mr. Ivanov holds an MBA and bachelor’s degree in accounting and finance from the University of South Florida. He is also Six Sigma Black Belt certified. Penko Ivanov, Senior Executive Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer Mr. Wise joined the Company in 2016 as Senior Vice President of Administration for Glens Falls National Bank, now named Arrow Bank. He has since been promoted to Senior Executive Vice President and Chief Risk Officer of the Company. He has more than 30 years of experience building and leading both community banks and bank-owned insurance agencies. Mr. Wise previously served as Vice President and CISO for The Adirondack Trust Company and acted as Executive Vice President, COO for Wise Insurance Brokers, Inc. He has extensive experience in designing, implementing and managing workflows and delivering operational efficiency. He holds a bachelor’s degree from Boston University’s School of Management. Andrew J. Wise, Senior Executive Vice President, Chief Risk Officer Mr. Yrsha joined the Company in 2015. He currently is the Chief Banking Officer and oversees the strategic direction of the Retail Banking unit, which includes retail deposits and lending, business development, consumer payments, business services, municipal banking, as well as small business and retail lending. In addition, Marc oversees the Wealth Management division and Marketing. Prior to joining our Company, Mr. Yrsha spent time in retail leadership, retail and commercial lending at large regional and community banks within the Arrow footprint. Mr. Yrsha is active in the community serving in leadership roles on a variety of boards. He is a graduate of Castleton University in Vermont and the Adirondack Regional Chamber of Commerce’s Leadership Adirondack Program. Marc Yrsha, Senior Executive Vice President, Chief Banking Officer

41 Experienced Leadership Team Ms. Pancoe joined the Company in 2018 as Director of Human Resources. In her current role as Chief Human Resources Officer, she has executive oversight of the Company’s human resource strategies, which includes organizational design and succession planning, talent acquisition and retention, performance management, professional development and compensation and benefits. Prior to joining the Company, Ms. Pancoe held various human resource management roles within the power generation and engineering services industry. Ms. Pancoe holds a bachelor’s degree in psychology from Clark University in Worcester, MA, and an MBA from the University at Albany. In addition, she maintains a certified professional human resources designation. Brooke Pancoe, Executive Vice President, Chief Human Resources Officer Mr. Jacobs joined the Company in 2003 as Information Systems Manager. He was later promoted to Senior Vice President and then Executive Vice President. As Chief Information Officer, Mr. Jacobs guides the Company’s strategic technology plans. He has more than 30 years of experience in the community banking industry, having previously served as Operations Manager at Cohoes Savings Bank and Item Processing Manager at Hudson River Bank and Trust. Mr. Jacobs earned a bachelor’s degree in finance from Siena College and an associate degree in business administration from Hudson Valley Community College. Michael Jacobs, Executive Vice President, Chief Information Officer

Appendix

43 Reconciliation of Non-GAAP Financial Measures September 30, 2025 YTD September 30, 2025 Interest Income (GAAP) $ 53,598 $ 155,537 Add: Tax-Equivalent adjustment (Non-GAAP) 121 423 Interest Income - Tax Equivalent (Non-GAAP) $ 53,719 $ 155,960 Net Interest Income (GAAP) $ 34,131 $ 98,021 Add: Tax-Equivalent adjustment (Non-GAAP) 121 423 Net Interest Income - Tax Equivalent (Non-GAAP) $ 34,252 $ 98,444 Average Earning Assets 4,199,115 4,162,218 Net Interest Margin (Non-GAAP)* 3.24% 3.16% Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure, which Arrow believes provides investors with information that is useful in understanding its financial performance. September 30, 2025 YTD September 30, 2025 Non-Interest Expense $ 25,433 $ 77,130 Less: Intangible Asset Amortization 76 237 Net Non-Interest Expense $ 25,357 $ 76,893 Net Interest Income, Tax-Equivalent $ 34,252 $ 98,444 Non-Interest Income 8,716 24,164 Less: Net Gain (Loss) on Securities 392 670 Net Gross Income $ 42,576 $ 121,938 Efficiency Ratio 59.56% 63.06% Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

44 Reconciliation of Non-GAAP Financial Measures September 30, 2025 Total Stockholders' Equity (GAAP) $ 417,687 Less: Goodwill and Other Intangible assets, net 25,594 Tangible Equity (Non-GAAP) $ 392,093 Total Assets (GAAP) $ 4,587,115 Less: Goodwill and Other Intangible assets, net 25,594 Tangible Assets (Non-GAAP) $ 4,561,521 Tangible Equity to Tangible Assets (Non-GAAP) (TCE) 8.60% Period End Shares Outstanding 16,438 Tangible Book Value per Share (Non-GAAP) $ 23.85 Net Income 12,825 Return on Tangible Equity (Net Income/Tangible Equity - Annualized) 13.13% Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures, which Arrow believes provide investors with information that is useful in understanding its financial performance.

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